UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2019

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	New York Stock Exchange
5.75% Notes due 2023	NMFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, the board of directors of New Mountain Finance Corporation (“NMFC” or the “Company”) appointed Alice W. Handy as a Class II director with a term that expires at the Company’s 2022 annual meeting of stockholders. Additionally, Ms. Handy was appointed to the Company’s audit committee, valuation committee, compensation committee and nominating and corporate governance committee.

Ms. Handy retired from Investure on December 31, 2018, an outsourced investment office for colleges and foundations which she formed in 2003 having served most recently as its Managing Member until her retirement and its Chief Executive Officer until January 1, 2018. Prior to forming Investure, Ms. Handy was the President of the University of Virginia Investment Management Company from 1974 to 2003.  She currently serves on the board of directors of MSCI Inc., a company that provides investment decision support tools.

Ms. Handy is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Ms. Handy (i) was not appointed to the Company’s board of directors pursuant to any arrangement or understanding with any other person; (ii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with her appointment to the Company’s board of directors.

Also, on November 19, 2019, the board of directors of NMFC appointed John R. Kline as a Class I director with a term that expires at the Company’s 2021 annual meeting of stockholders.  Mr. Kline is the Chief Operating Officer and President of NMFC and thus, Mr. Kline is an “interested person” of the Company as such term is defined under Section 2(a)(19) of the 1940 Act.

Mr. Kline (i) was not appointed to the Company’s board of directors pursuant to any arrangement or understanding with any other person; (ii) except for purchasing 10,000 shares of the Company’s common stock at $13.25 per share in the Company’s primary offering of common stock that closed on October 25, 2019, has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment to the Company’s board of directors.

Item 9.01.	Financial Statements and Exhibits.
d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: November 19, 2019	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary